UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02.	Unregistered Sales of Equity Securities

On November 16, 2006, BJ’s Restaurants, Inc. (the “Company”) announced by press release, a copy of which is attached hereto as Exhibit 99.1, that it had entered into agreements with certain independent institutional investors (the “Investors”) with respect to the sale of an aggregate of 3,075,000 shares of the Company’s common stock (the “Shares”) priced at $20.00 per share (gross proceeds of $61.5 million) in a private placement transaction (the “Private Placement Offering”). The proceeds of the Private Placement Offering will be used to fund additional restaurants and for other general corporate purposes. In connection with the Private Placement Offering, the Company and the Investors entered into a Securities Purchase Agreement, dated November 16, 2006, the form of which is attached hereto as Exhibit 4.1. In addition, the Company granted the Investors certain registration rights with respect to the Shares pursuant to a Registration Rights Agreement dated November 16, 2006, the form of which is attached hereto as Exhibit 4.2.

The Registration Rights Agreement requires the Company to file a registration statement with the SEC within 30 calendar days after the closing of the Private Placement for the purpose of registering for resale the Shares. The Registration Statement is required to be declared effective no later than the 120 th calendar day following the closing. If the Company fails to comply with these or certain other provisions, or if after the effectiveness, the Registration Statement ceases to be effective for a period in excess of permitted periods (as defined in the Registration Rights Agreement), then the Company shall be required to pay each holder an amount of liquidated damages equal to 1% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for the Shares then held by such holder for the first month of such non-compliance and 2% per month thereafter until the Registration Statement is filed and declared effective or the securities are otherwise permitted to be resold. Such liquidated damages may not exceed 12% of the aggregate purchase price paid by the holder pursuant to the Purchase Agreement. The foregoing summary is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached hereto as Exhibit 4.2 to this report and incorporated herein by reference.

RBC Capital Markets Corporation acted as lead placement agent and CIBC World Markets acted as co-placement agent for the Private Placement Offering. The Company will pay the co-placement agents an aggregate fee of approximately $3,075,000 (5.0% of the gross proceeds raised in the Private Placement Offering), plus reasonable out-of-pocket expenses.

The Shares sold to the Investors have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States of America in the absence of an effective registration statement or exemption from registration requirements.

The Shares were offered and sold only to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption to the registration requirements under Section 4(2) of the Securities Act. All exhibits attached hereto are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are included with this Report:

Exhibit 4.1	Form of Securities Purchase Agreement dated November 16, 2006

Exhibit 4.2	Form of Registration Rights Agreement dated November 16, 2006

Exhibit 99.1	Press Release dated November 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2006	BJ’S RESTAURANTS, INC. (Registrant)

	By:	/s/ GERALD W. DEITCHLE
Gerald W. Deitchle
Chief Executive Officer, President and Director

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin
Chief Financial Officer